TRADEMARK LICENSE

THIS AGREEMENT is by and between the AMERICAN FARM BUREAU FEDERATION, an Illinois corporation with a principal business address at 225 Touhy Avenue, Park Ridge, Illinois 60068 (hereinafter called “AMERICAN”) and FARM BUREAU LIFE INSURANCE COMPANY, an Iowa corporation with its principal business address at 5400 University Avenue, West Des Moines, Iowa 50265 (hereinafter called “LIFE”).

WHEREAS, LIFE is a wholly-owned subsidiary of the IOWA FARM BUREAU FEDERATION, an Iowa corporation (hereinafter called “IOWA”) which is affiliated with and a member of AMERICAN; and

WHEREAS, LIFE was established for the purpose of providing life and health insurance and investment type services for the benefit of members of IOWA and other state Farm Bureaus affiliated with AMERICAN; and

WHEREAS, AMERICAN is the owner of all right, title and interest in and to the designation FB Design (hereinafter called “the Mark”) and in to United States Service Mark
Registration No. 985,201 (a copy of which is attached hereto as Exhibit A), issued May 28, 1974, covering the Mark; and

WHEREAS, LIFE desires to use the Mark under license from AMERICAN;

NOW, THEREFORE, in consideration of the mutual promises set forth below, the parties hereby agree as follows:

1.    AMERICAN grants to LIFE, and LIFE accepts, a non-exclusive, royalty free license to use the letters FB in the particular design format shown in Exhibit A in connection with promoting the interests of farmers, insurance underwriting and financial planning products and services, and mutual funds in Iowa, Nebraska, Minnesota, Utah, Wisconsin, South Dakota, and any other states in which LIFE, its subsidiaries and affiliates do business now and at any time in the future.

2.    LIFE agrees that nothing herein shall give it any right, title or interest in or to the Mark (except the right to use as a licensee in accordance with the terms of this license, the By-Laws of AMERICAN, and the membership agreement currently in force between IOWA and AMERICAN or such other membership agreements as they may execute in the future); that the Mark and the letters FB are the sole property of AMERICAN; and that any and all use of the Mark and the letters FB inures and has always inured to the benefit of AMERICAN.

3.    For the duration of this agreement, and thereafter, LIFE agrees that it will not attack the title or any rights of AMERICAN in and to the Mark or attack the validity of this license.

4.    For the purpose of AMERICAN continuing to maintain uniform control over the nature and quality of the services rendered by LIFE under the Mark, LIFE agrees to maintain its services under the Mark in a manner consistent with the membership agreement currently in force between IOWA and AMERICAN or such other membership agreements as they may execute in the future, with AMERICAN’s By-Laws, and with the philosophies, policies and organizational objectives of AMERICAN. LIFE agrees further to permit AMERICAN or its authorized representatives to observe LIFE’s business activities and operations and to inspect LIFE’s premises, facilities and records during regular business hours.

5.    LIFE agrees to promptly notify AMERICAN in writing of any suspected infringement of the Mark and/or of any claim made against the Mark or adverse to or conflicting with AMERICAN’s ownership thereof.

6.    The termination of IOWA’s membership in AMERICAN shall automatically terminate this Agreement and LIFE’S license to use the Mark under this Agreement. AMERICAN shall be entitled to terminate this license as provided for by the membership agreement currently in force between IOWA and AMERICAN or such other membership agreements as they may execute in the future or if LIFE commits a material breach of this license and within sixty (60) days after written notice thereof fails to cure such breach or, in the case of a breach which cannot be cured, fails to take reasonable action to prevent recurrence. AMERICAN agrees that, in the event that AMERICAN adopts a national or uniform logo, trademark or service mark of its own in the future, whether similar to or distinct from the Mark, LIFE and its subsidiaries and affiliates shall be allowed during the term of this Agreement to continue the use of the Mark in connection with the activities described in this Agreement in any and all states in which LIFE now or hereafter does business.

7.    AMERICAN agrees to grant the use of the Mark, on the same terms as herein granted to LIFE, to other state Farm Bureaus and their respective subsidiaries and affiliates upon their request, if LIFE and its subsidiaries and affiliates provide insurance, financial planning, and mutual fund products and services in such other states, provided that such other state Farm Bureaus remain members of AMERICAN.

8.    The protection and policing of the Mark, including the institution of proceedings in the appropriate tribunals to prevent trademark, service mark or trade name infringement, unauthorized use of the Mark, colorable imitations, unfair competition and/or the registration by others of confusingly similar marks, shall be under the sole control and at the sole discretion of AMERICAN. However, LIFE shall furnish such assistance to AMERICAN as may be requested, including becoming a party to the action. The responsibility for costs of all policing of the Mark shall be a matter of agreement between the parties, as shall each party’s share of any monetary awards, such as damages or attorney’s fees, resulting from any of the aforesaid proceedings.

9.     LIFE agrees always to use the notice “®” in conjunction with the Mark.

10.    This Agreement shall continue in force, without a limitation in term, unless terminated in accordance with Paragraph 6 of this Agreement.

11.    Any notice given by either party hereunder shall be deemed to have been properly given if sent by registered or certified mail to the last know principal address of the other party.

AMERICAN FARM BUREAU FEDERATION
BY: /s/ Dean R. Kleckner
(SEAL)    TITLE: President
DATED: May 20, 1987
Witness:
/s/ C. David Mayfield
Secretary

FARM BUREAU LIFE INSURANCE COMPANY
BY: /s/ Robert R. Joslin
(SEAL)                        TITLE: President
DATED: May 20, 1987
Witness:
/s/ Gerald M. Snethen
Secretary

Exhibit A

United States Patent Office
985,201
Registered May 28, 1974

PRINCIPAL REGISTER
Service Mark
Ser. No. 449,604, filed Feb. 23, 1973

[FB Mark]

Farm Bureau Life Insurance Company (Iowa corporation)
1019 High St.
Des Moines, Iowa 50309

For: INSURANCE UNDERWRITING SERVICES, in CLASS 102 (INT. CL. 36).
First use Apr. 1, 1972; in commerce on or about Apr. 1, 1972
The drawing is lined for the color red, but no claim is made to color.